Exhibit 10.11

FIRST AMENDMENT TO AGREEMENT OF LEASE

This First Amendment is made this 14th day of August, 2002, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (hereinafter “Landlord”), and KENEXA TECHNOLOGY, INC., a Pennsylvania corporation (hereinafter “Tenant”).

WHEREAS, Landlord and Raymond Karsan Associates (“Original Tenant”) entered into a certain Agreement of Lease dated June 29, 1996 (the “Lease”) relating to premises containing approximately 13,178 rentable square feet (the “Original Premises”) in the building (the “Original Building”) known and identified as 170 South Warner Road, Upper Merion Township, Montgomery County, Pennsylvania; and

WHEREAS, Original Tenant was a fictitious name for International Holding Company, Inc. and Insurance Services, Inc.; and

WHEREAS, International Holding Company, Inc. and Insurance Services, Inc. subsequently merged into Raymond Karsan Associates, Inc.; and

WHEREAS, Raymond Karsan Associates, Inc., subsequently changed its name to TalentPoint Technologies, Inc.; and

WHEREAS, TalentPoint Technologies, Inc. subsequently changed its name to Kenexa Technology, Inc., being Tenant hereunder; and

WHEREAS, Kenexa Corporation, a Pennsylvania corporation (“Parent”) is the owner of all of the stock in Tenant and benefits from the transaction being implemented and memorialized by this Amendment; and

WHEREAS, the parties hereto desire to provide for the substitution for the Original Premises of an area containing approximately 30,815 rentable square feet (the “New Premises”), being the entire second floor (25,625 rentable square feet) and a portion of the first floor (5,190 rentable square feet) of the building (the “New Building”) known and identified as 650 East Swedesford Road, Tredyffrin Township, Chester County, Pennsylvania; and

WHEREAS, the parties hereto desire to make various additions and modifications to the Lease relating to the movement by Tenant from the Original Premises to the New Premises, the improvement of the New Premises for Tenant’s use and occupancy and certain other matters arising out of or relating to such change; and

WHEREAS, Landlord would not enter into this Amendment without obtaining from Parent a guaranty of the obligations of Tenant under the Lease as amended hereby;

NOW THEREFORE, the parties hereto agree as follows:

1. Substitution of Premises. Effective on the last to occur of the following (being the “Second Commencement Date”):

a. December 1, 2002;

b. The date on which Landlord has substantially completed the Tenant Improvements (as hereinafter defined); or

c. The fifth (5th) day after Landlord has given notice to Tenant of the date on which Landlord reasonably expects that the Tenant Improvements will have been substantially completed, the Premises under the Lease shall no longer be the Original Premises but, in lieu thereof, shall consist of the New Premises, as illustrated on Exhibit “A” attached hereto.

2. Tenant Improvements; Tenant’s Work. Landlord shall cause the New Premises to be improved in accordance with the plans attached hereto as Exhibit “B” (the “Plans”) and the specifications attached hereto as Exhibit “C” (the “Specifications”). All such work (the “Tenant Improvements”) shall be performed in a good and workmanlike manner and shall, at the time of completion, comply with all applicable Laws and Requirements.

a. Landlord shall cause the Tenant Improvements to be substantially completed with reasonable diligence; and Landlord will use reasonable efforts to cause such work to be substantially completed by December 1, 2002. However, such date may be extended by reason of delays which are not within the reasonable control of Landlord or Landlord’s general contractor.

b. The Tenant Improvements will be deemed to have been substantially completed when the work which Landlord is required to perform has been sufficiently completed so that the stage of completion thereof is not preventing Tenant from taking occupancy of the Premises and conducting its regular business operations therein. However, the Premises shall not be deemed substantially complete unless and until Tredyffrin Township has issued such permit (either permanent or temporary) as it may require in order to permit the Premises to be lawfully occupied as a business office. The Premises will not be deemed to be other than substantially complete by reason of a punchlist, if one is required, of minor items remaining to be furnished, repaired or replaced. At the time Landlord delivers the Premises to Tenant for its occupancy, a representative of Landlord and a representative of Tenant will perform a walk-through inspection of the Premises and will prepare a punchlist, if one is necessary, listing such minor items. The representatives of both parties will sign such punchlist, and Landlord agrees to perform all items on the punchlist with reasonable diligence under the circumstances (i.e., within 30 days, except when more time is required due to reasons beyond the reasonable control of Landlord or Landlord’s general contractor).

c. Tenant and its employees, agents and contractors (collectively, the “Tenant Parties”) may, at their own risk and expense, enter upon the Premises, prior to the Second Commencement Date, to perform certain items of work in connection with the New Premises (“Tenant’s Work”). Tenant’s Work shall relate to the data room which will be located on the first floor portion of the New Premises. Tenant’s Work shall also include the taking of measurements and the gathering of other information reasonably necessary for the ordering and installation of Tenant’s furniture and equipment. Prior to making any entry upon the Premises for the performance of Tenant’s Work, Tenant shall schedule such entry with Landlord’s general contractor. A weekly job meeting will be held wherein the progress of the Tenant Improvements and the status of the project, generally, will be discussed. It is anticipated that either a person designated by Elliot H. Clark or Joseph Whitaker (either being a “Tenant’s Representative”) will be present at such job meetings. When possible, proposed entries upon the Premises in connection with Tenant’s Work will be raised and discussed at the job meetings. All entries upon the New Premises by Tenant Parties and the performance of any of Tenant’s Work prior to the Second Commencement Date shall be subject to the approval of Landlord’s contractor and shall be subject to the direction and control of Landlord’s contractor. In making such entries, Tenant shall not interfere with the progress of the Tenant Improvements; and, in the performance of Tenant’s Work, Tenant shall use workers who are compatible with those used by Landlord’s contractor.

d. No changes shall be made to the Plans or the Specifications, except for minor field changes which do not increase the cost of the Tenant Improvements or delay the substantial completion thereof, unless such changes have been first approved by an authorized representative of Landlord and by Tenant’s Representative, which approval may be given only in the form of a written change order signed by the party giving such approval. Any such change order shall state therein the effect, if any, that it will have on the cost of the Tenant Improvements; the party responsible for any increase in such cost; and the delay which the general contractor expects to be caused as a result of the change. Any such delay so stated shall be chargeable against the party initiating the request for the change.

e. Landlord shall be responsible for the cost of providing cabling and wiring connecting the offices and cubicles to the data room. Landlord will pay to have all existing lines recertified as to functioning, transmission capacity and transmission identification. To the extent that existing lines are properly functioning and are so certified, Tenant agrees to use such existing lines. To the extent that additional wiring is necessary, Landlord will pay for the installation of CAT SE wiring. Each cubicle will have one (1) data and one (1) voice jack, and each office will have two (2) data and two (2) voice jacks.

3. Signs. Landlord shall permit Tenant to have one (1) building-mounted sign stating Tenant’s name on the New Building. Such sign must comply with all applicable laws, ordinances, regulations and recorded covenants. The cost of the sign and its installation shall be borne by Tenant, except that Landlord shall pay one-half (1/2) of such cost up to but not to exceed $5,000.00. Tenant shall be responsible to remove the sign at the expiration or sooner termination of the Term and to restore any damage caused by the installation or the removal.

4. Surrender of Original Premises. Tenant shall have the right to continue to occupy the Original Premises for two (2) weeks after the Second Commencement Date (such last day of permitted occupancy being the “Last Occupancy Date”), but shall have no obligation to pay Minimum Annual Rent or Annual Operating Expenses on account of the Original Premises attributable to time periods occurring after the Second Commencement Date; provided, however, that if Tenant fails to surrender the Original Premises to Landlord on or before the Last Occupancy Date, such time being of the essence, Tenant shall be obligated to pay to Landlord Minimum Annual Rent at one and one-half (1 1/2) times the rate presently applicable to the Original Premises, plus Annual Operating Expenses, for all time periods commencing on the Last Occupancy Date and ending on the date that Tenant surrenders the Original Premises to Landlord as required herein. During all time periods after the Second Commencement Date that Tenant continues to use or occupy any portion of the Original Premises the Lease shall continue to govern the rights and obligations of the parties with regard to the Original Premises, excepting only as to Tenant’s obligation to pay Minimum Annual Rent and Annual Operating Expenses. Within ten (10) days after Tenant surrenders the Original Premises to Landlord, Landlord shall pay to Tenant a termination payment relating to the Original Premises in the amount of $100,000.00, from which Landlord may deduct any sums owed by Tenant to Landlord at such time.

5. RENT. Tenant’s obligation to pay Minimum Annual Rent and Annual Operating Expenses on account of the New Premises will commence on the Second Commencement Date. Tenant’s Minimum Annual Rent and Annual Operating Expense obligations shall be as follows:

a. From the Second Commencement Date through December 31, 2002, Tenant shall be obligated to pay Minimum Annual Rent only on the second floor portion of the New Premises (i.e., 25,625 rentable square feet) at the rate of $15.97 per rentable square foot per year, equaling $409,231.25 per year, due and payable in equal monthly installments of $34,102.60 each.

b. For calendar year 2003, Tenant shall be obligated to pay Minimum Annual Rent on the entire New Premises (i.e., 30,815 rentable square feet) at the rate of $15.97 per rentable square foot per year, equaling $492,115.55, due and payable in equal monthly installments of $41,009.63 each.

c. During calendar year 2004, Tenant shall be obligated to pay Minimum Annual Rent on the entire New Premises based upon the rate of $17.97 per rentable square foot per year, equaling $553,745.55, due and payable in equal monthly installments of $46,145.46 each. Thereafter, for the balance of the Term, Tenant’s Minimum Annual Rent obligation shall be based upon the entire New Premises and shall increase on the first day of each calendar year by $0.50 per rentable square foot per year over the rate of Minimum Annual Rent applicable to the immediately preceding calendar year.

d. Beginning on the Second Commencement Date and continuing throughout the Term, Tenant shall be obligated to pay Tenant’s Proportionate Share of the Annual Operating Expenses attributable to the New Premises based upon Tenant’s Proportionate Share being thirty and eight-tenths percent (30.8%). For calendar year 2002, Landlord estimates that the Annual Operating Expenses of the Property will equal $8.43 per rentable square foot per year. Notwithstanding such fact, at Tenant’s request, it is agreed that, for the time period beginning December 1, 2002, and ending December 31, 2003, Tenant shall be permitted to make payments to Landlord on account of estimated Annual Operating Expenses based upon $8.03 per rentable square foot per year. At the end of calendar year 2002 and, again, at the end of calendar year 2003 such payments will be reconciled to Tenant’s Proportionate Share of the actual Annual Operating Expenses, and Tenant will pay any deficiency to Landlord. Commencing with calendar year 2004, Tenant’s payments to Landlord on account of estimated Annual Operating Expenses shall be based upon Landlord’s annual budget for the Property. Tenant’s obligations on account of Annual Operating Expenses will be subject to reconciliation and adjustment as provided for in the Lease.

e. Notwithstanding any provision of the Lease to the contrary, Tenant’s obligations to Landlord on account of Annual Operating Expenses will be subject to a limitation. The limitation will be in the nature of a cumulative, compounded cap on increases in certain categories of Annual Operating Expenses, subject to a carry-forward provision in favor of Landlord, all as follows:

(i) The limitation (the “CAP”) will apply to all categories of Annual Operating Expenses except for real estate taxes, insurance, snow removal, water, sewer and electric service charges and in-premises janitorial services. The categories of expenses which are subject to the CAP may hereinafter be referred to as the “Controlled Categories.”

(ii) The CAP shall be that Tenant’s obligation on account of the Controlled Categories, in the aggregate, shall not increase by more than five percent (5%) per year on a cumulative and compounded basis. No CAP applies to Tenant’s obligations on account of calendar year 2002. For calendar year 2003, the CAP would equal one hundred five percent (105%) of Tenant’s Proportionate Share of the actual costs incurred by Landlord for the Controlled Categories during calendar year 2002 (grossed-up to reflect what those costs would have been if the Building would have been fully occupied during all of 2002). For calendar year 2004, the CAP would be one hundred five percent (105%) of the CAP applicable to calendar year 2003 (not Landlord’s actual costs for 2003); and so on from calendar year to calendar year. For example, if Tenant’s Proportionate Share of the Controlled Categories for calendar year 2002 were to equal $100,000.00 (based upon grossed-up actual expenses, and not upon estimates), the CAP applicable to calendar year 2003 would be $105,000.00, and the CAP applicable to 2004 would be $110,250.00.

(iii) The carry-forward is the special right of Landlord to recover money from Tenant, at a future time, on account of Tenant’s Proportionate Share of the costs of the Controlled Categories in excess of the CAP for a given calendar year. If Landlord is prevented from collecting Tenant’s full Proportionate Share of the Controlled Categories for a given calendar year by virtue of the operation of the CAP, Landlord will be entitled to a credit (a “Carry-Forward Credit”) in the amount of the excess of Tenant’s full Proportionate Share of the Controlled Categories above the CAP applicable to such given calendar year. If Carry-Forward Credits exist, and if, during any subsequent calendar year, Tenant’s full Proportionate Share of the Controlled Categories is less than the amount of the CAP for such calendar year, Landlord shall be entitled to receive from Tenant, promptly after rendering a bill therefor, the full amount of the Carry-Forward Credits, up to, but not to exceed, the amount remaining unpaid by Tenant under the CAP for such future calendar year. Using the facts from the hypothetical set forth in the immediately preceding subsection, assuming that Tenant’s Proportionate Share of the actual costs of the Controlled Categories for calendar year 2003 equaled $107,000.00, a Carry-Forward Credit would exist in the amount of $2,000.00. Then, if for calendar year 2004, Tenant’s Proportionate Share of the actual costs of the Controlled Categories again came to $107,000.00, Landlord would be entitled to receive from Tenant the full amount of the Carry-Forward Credit, since the unspent portion of the CAP ($3,250.00) would exceed the Carry-Forward Credit ($2,000.00). If, at the expiration or earlier termination of the Term, Landlord continues to have a Carry-Forward Credit, Tenant shall owe to Landlord the entire-current amount of the Carry-Forward Credit, and it shall then be due and payable. Notwithstanding the last sentence to the contrary, the amount of the final payment to be made by Tenant to Landlord on account of the Carry-Forward Credit shall not exceed the sum determined by the following subtraction calculation (the “Limit”): (A) The dollar value of all of the CAPs shall be added from and including that applicable to calendar year 2003 to and including that applicable to the last year for which the calculation is being made (the “A Total”); (B) the actual amounts paid by Tenant to Landlord on account of Tenant’s Proportionate Share of the costs of the Controlled Categories for calendar years 2003 to the last year during which the calculation is being made shall be added (the “B Total”); and (C) the A Total minus the B Total shall be the Limit.

f. The Building and the neighboring building which is known and identified as 680 East Swedesford Road are located on a single parcel of real property. Notwithstanding anything to the contrary contained in the Lease, from and after the Second Commencement Date, such parcel of real property, together with all buildings and improvements erected thereon (including the New Building and 680 East Swedesford Road) shall be collectively referred to in the Lease, as hereby amended, as the “Property.” All items of Operating Expense which relate to the Property as a whole (e.g., real estate taxes) will be apportioned among Tenant and all other tenants of the Property in accordance with the ratio of the size of their respective leased premises to the total rentable area of both the New Building and 680 East Swedesford Road. All items of Operating Expense which relate only to a particular building shall be apportioned only among the tenants of that building based upon each tenant’s Proportionate Share thereof.

g. The aforesaid payment amounts shall be apportioned for any relevant time period which consists of less than one (1) full calendar month.

6. Extension of Term. The Term of the Lease is hereby extended so that it will end at 11:59 P.M., local time, on May 31, 2013. The last day of the Term, as so extended and redefined, shall hereafter be the Expiration Date. The Term hereof as it relates to the New Premises shall commence on the Second Commencement Date and end on the Expiration Date, as so redefined.

7. Security Deposits. On the date of execution of this Amendment Tenant shall pay to Landlord a security deposit on account of the New Premises in the amount of $110,366.00. Such security deposit shall be held, applied and disbursed by Landlord in accordance with the provisions of the Lease applicable to security deposits. The security deposit which Landlord presently holds on account of the Original Premises in the amount of $19,810.92 (the “Original Security Deposit”) shall continue to be held by Landlord with regard to the Original Premises. Within ten (10) days after Tenant has surrendered the Original Premises to Landlord and has fully complied with Tenant’s obligations with regard to the condition of the Original Premises and with regard to the Rent due on account thereof (including reconciliation of Tenant’s payments on account of Annual Operating Expenses), Landlord will render an accounting to Tenant of the application of any portion of the Original Security Deposit and will return to Tenant that portion of the Original Security Deposit which Landlord will not have applied on account of Tenant’s obligations.

8. Parking. Beginning on the Second Commencement Date, Landlord will provide Tenant with the use of five (5) paved parking spaces on the Property for each 1 ,&)0 rentable square feet of the New Premises.

9. Additional Matters Relating to Transition from Original Premises to New Premises. After the Second Commencement Date has occurred, neither Landlord nor Tenant shall have any further rights or obligations under this Lease relating to the Original Premises, except for those matters which will have accrued on or before that date and except for rights and obligations specifically expressed in this Amendment. Effective on the Second Commencement Date, excepting only for purposes of dealing with the rights and obligations of the parties relating to the Original Premises, the “Premises” under the Lease shall be automatically redefined to be the New Premises, the “Property” shall be automatically redefined as provided for in subsection 5.e., above, and the “Building” shall be automatically redefined to be the New Building.

10. Brokers. Landlord and Tenant each represents and warrants to the other that it has dealt with or through no real estate broker or other intermediary in connection with this Amendment or the transaction implemented and memorialized hereby except for The Binswanger Companies (“Broker”). Landlord will pay a commission to Broker on account of this transaction pursuant to a separate written agreement between Landlord and Broker. Landlord will defend Tenant and hold Tenant harmless with regard to any claim of a commission or other compensation made by any intermediary other than Broker if and to the extent that such claimant alleges that Landlord dealt with or through it in connection with this Amendment or the subject matter hereof. Tenant will defend Landlord and hold Landlord harmless with regard to any claim of a commission or other compensation made by any intermediary other than Broker if and to the extent that such claimant alleges that Tenant dealt with or through it in connection with this Amendment or the subject matter hereof.

11. Tenant’s Rights to Lease Additional Space in the New Building. On the first floor of the New Building there is a certain area containing approximately 8,710 rentable square feet which is adjacent to that portion of the Premises which is on the first floor of the New Building (“Tenant’s Expansion Space”), as delineated and labeled on Exhibit “A” attached hereto. Tenant’s Expansion Space is not presently leased. At such time as Landlord has made a written proposal to lease all or a portion of Tenant’s Expansion Space to a bonafide third party, and such third party has made a written response to the proposal, or at such time as a bonafide third party has made a written proposal to Landlord with regard to the leasing of all or a portion of Tenant’s Expansion Space, and Landlord has responded in writing to such proposal, a transaction involving the prospective leasing of Tenant’s Expansion Space will be deemed to be a “Proposed Transaction.” Before legally obligating itself to a Proposed Transaction, Landlord must give notice of the Proposed Transaction (its existence, not its terms) to Tenant (a “Transaction Notice”). If, within seven (7) calendar days after receiving a Transaction Notice, time being of the essence, Tenant notifies Landlord that Tenant is exercising its rights hereunder (a “Transaction Response”), Landlord shall be prohibited from entering into the Proposed Transaction while Tenant continues to have rights under this Section. In such event, within five (5) business days after Landlord receives the Transaction Response, time being of the essence, Tenant will execute and deliver to Landlord an amendment (an “Expansion Amendment”) to the Lease, substantially in the form attached hereto as Exhibit “D,” incorporating Tenant’s Expansion Space into the Premises on the terms set forth below. If Tenant fails to give a Transaction Response when required, but Landlord does not proceed to sign a lease with regard to the Proposed Transaction, Tenant shall continue to have the right to receive Transaction Notices from Landlord until such time as Landlord does, in fact, lease Tenant’s Expansion Space to a third party or until such time as Tenant otherwise loses its rights to lease Tenant’s Expansion Space. However, if Tenant gives a Transaction Response when required, but, having done so, Tenant does not execute the appropriate Expansion Amendment within the required time, time being of the essence, Tenant shall have no further rights whatsoever to lease Tenant’s Expansion Space.

Tenant recognizes the fact that another tenant in the New Building, Sungard Recovery Services LP (“Sungard”) has certain rights to lease Tenant’s Expansion Space which are junior to those rights of Tenant. As a result of Sungard’s rights, if Tenant fails to give a Transaction Response when required, or, having done so, if Tenant has not executed the appropriate Expansion Amendment within the required time, both such times being of the essence, Sungard may exercise its rights with regard to Tenant’s Expansion Space. If Sungard exercises such rights, Tenant shall have no further rights whatsoever to lease Tenant’s Expansion Space.

At any time that Tenant has rights to receive a Transaction Notice, whether or not Tenant has received a Transaction Notice, Tenant shall have the right to lease from Landlord Tenant’s Expansion Space on the following terms:

a. The Minimum Annual Rent attributable to Tenant’s Expansion Space shall be computed based upon the same rate of Minimum Annual Rent per rentable square foot per year as is applicable to the balance of the New Premises at such time, and shall increase by the same rates per square foot and at the same times that the Minimum Annual Rent applicable to the New Premises, generally, increases.

b. Tenant shall be entitled to receive an apportioned share of $8.00 per rentable square foot to be applied toward the improvement of Tenant’s Expansion Space. Such apportionment shall be based upon a fraction, the numerator of which shall be the number of months remaining in the Term (not including any extension of the Term by virtue of Tenant’s exercise of an option to extend the Term set forth herein), and the denominator of which shall be one hundred twenty-six (126) months.

12. Modifications to Lease. Effective on the Second Commencement Date, the following modifications shall automatically occur to the Lease:

a. The following Sections of the Lease shall be deleted:

(i) Subsection 11(a) (relating to Landlord’s right to relocate Tenant);

(ii) Section 32 entitled “Expansion Option;”

(iii) Section 33 entitled “Termination Option;”

(iv) Section 37 entitled “Modification of Section 11(a) Landlord’s Right to Relocate Tenant; Right of Entry;”

(v) Section 38 entitled “Termination Fee;” and

(vi) Section 39 entitled “Early Access.”

b. Section 31 entitled “Option to Extend Term” has been exercised by Tenant and, therefore, is no longer a part of the Lease. In lieu thereof, effective on the Second Commencement Date, the parties agree to the following provision being added to the Lease:

Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof more than twelve (12) months in advance of the Expiration Date, to extend the Term of this Lease for an additional term of five (5) years, beginning on the day immediately following the Expiration Date, under the same terms and conditions as herein set forth, except that the Minimum Annual Rent applicable during the first twelve (12) months of such additional term shall be the then-current Market Rent for three (3) story office buildings ten (10) years old or older located in the U.S. Route 202 corridor between King of Prussia and Great Valley Corporate Center (“Comparable Buildings”). Landlord will compile a list of at least five (5) comparable transactions in Comparable Buildings, Landlord will compute the arithmetic mean of the rates of Minimum Annual Rent utilized in each such comparable transaction, and Landlord will give Tenant notice of the resulting Minimum Annual Rent, including disclosure of the data and computation method used. To assure that the transactions which are included in Landlord’s sample are comparable to each other and comparable to the extension of the Term of this Lease, the Minimum Annual Rents in the sample transactions will be adjusted to reflect differences in Tenant improvement costs on a dollars per square foot per year basis. For the second period of twelve (12) months of such additional term and again for each subsequent period of twelve (12) months during the Additional Term, Tenant’s Minimum Annual Rent obligation shall increase by $0.50 per rentable square foot per year over the rate applicable to the immediately preceding period of twelve (12) months. This option to extend the Term shall not apply during any time periods that Tenant is in default of any of its monetary obligations under this Lease and such default remains uncured or if Tenant has committed a non-monetary default as to which Landlord has given written notice to Tenant, and such non-monetary default remains uncured.

c. In Section 15 of the Lease, entitled “Indemnification of Landlord,” in the fifth line thereof, after the word “negligence” the following phrase is hereby inserted: “or willful misconduct.”

d. In Section 34 of the Lease, in the second sentence thereof, the per hour charge for HVAC service outside of the stated hours of operation is hereby changed from $20.00 to $30.00.

13. ADA. Landlord represents that, as of the date of this First Amendment, no action is required and, as of the Second Commencement Date, no action will be required, with regard to the New Premises or the Common Areas of the New Property pursuant to the ADA. However, Landlord’s representation shall not extend to any action which may be required under the ADA as a result of the actions or omissions of any Tenant Parties, including, but not limited to, the scope or performance of Tenant’s Work.

14. Access to Premises. Except in the event of an emergency, the need of Landlord to perform maintenance or repairs, and matters beyond the reasonable control of Landlord, Tenant shall be entitled to have access to the New Premises at all times on or after the Second Commencement Date on a twenty-four (24) hours per day, seven (7) days per week basis.

15. Security System. Landlord, at Landlord’s expense, will install a card-key system or similar security system at the New Building, and such a system shall remain in place at the New Building throughout the Term. Landlord is not responsible for installing or maintaining a security system with regard to the New Premises.

16. Guaranty. Contemporaneously herewith Parent is executing and delivering to Landlord a guaranty (the “Guaranty”) of Tenant’s obligations under the Lease, as hereby amended. The parties agree that subsection 23(a)(iv) of the Lease shall be modified by the deletion of the phrase “or offers a settlement to creditors” and Tenant agrees that, if any of the events set forth in subsection 23(a)(iv) of the Lease, as modified, occur with regard to Parent, such event shall be deemed a default by Tenant under the Lease, and such default shall not require any notice to Tenant or the allowance of any grace period prior to Landlord seeking a remedy on account thereof Furthermore, Tenant shall be deemed to be in default of its obligations under the Lease, as hereby amended, in the event that the Guaranty proves not to be binding upon or enforceable against Parent in accordance with its terms.

17. Landlord’s Waiver. Landlord, Tenant and Citicorp. USA, Inc. (“Lender”) have entered into a document entitled “LANDLORD’S WAIVER” relating to the Lease and the Original Premises. At any time after the Second Commencement Date has occurred, within five (5) business days after request of Tenant, Landlord will execute the same form of landlord’s waiver relating to the New Premises (the “New Waiver”) and will deliver the New Waiver to Tenant for Tenant’s signature and for forwarding to Lender. The New Waiver shall not be of any effect unless, within thirty (30) days after the date it is signed by Landlord, Landlord receives back an original thereof which has been fully executed by all of the parties thereto.

18. Headings. The headings appearing at the beginning of each section of this document are merely intended for the convenience of the parties and shall have no effect upon the construction or interpretation of this document.

19. Preservation of Lease Provisions and Remedies. Except as expressly modified hereby, the Lease shall remain in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, as hereby amended, Landlord shall be entitled to pursue all remedies against Tenant available under the terms of the Lease, as hereby amended, or otherwise at law or in equity. Accordingly, Tenant agrees to the following:

a. When the Lease, as hereby amended, and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through, or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which the Lease, as hereby amended, or true and correct copies thereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced, it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of the Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant.

b. If Tenant shall default in the payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of

Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs, and an attorney’s collection commission equal to the greater of ten percent (10%) of all such sums or $1,000.00, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time-to-time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of the Lease and during any extended or renewal Term of the Lease and after the expiration of any extended or renewal Term of the Lease.

c. The warrants of attorney to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments of the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

d. TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO

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HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have caused this First Amendment to Agreement of Lease to be duly executed the day and first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP, by its Sole General Partner, LIBERTY PROPERTY TRUST

	By:	/S/ WARD FITZGERALD
	Name:	Ward Fitzgerald
	Title:	Regional Director Senior Vice President

KENEXA TECHNOLOGY, INC.

Attest:
	By:	/S/ ELLIOTT H. CLARK
	Name:	Elliott H. Clark
	Title:	Chief Operating Officer